                                 EXHIBIT (99-3)

          Directors and Officers (Second) Liability Binder of Insurance

COMPANY:                   XL Insurance (Bermuda) Ltd.
                           XL House
                           One Bermudiana Road
                           P.O. Box HM 2245
                           Hamilton HM JX
                           Bermuda

COVERAGE BINDER FOR:       The Procter & Gamble Company

TYPE:                      Directors and Officers Liability

OUR REFERENCE:             16-1

POLICY NO:                 XLD+O-00364

POLICY PERIOD:             June 30, 2004 to June 30, 2005

BROKERAGE:                 12.00%

NEW AGGREGATE:             Yes

                                           GROSS WRITTEN
LIMIT                 ATTACHMENT              PREMIUM
--------------------------------------------------------
USD 25,000,000 D+O    USD 25,000,000 D+O   USD 738,750

SPECIAL CONDITIONS

      A)    XL coverage to follow form of: CODA binder dated June 28, 2004.

      B)    Issue standard XL Policy: D+O-003B

            Plus the following endorsements:

            1) Unilateral Discovery Period: 12 months at 150 percent annual premium.

            2)    Cancellation period: as per CODA

            3)    Policy Interpretation Endorsement

            4)    Incorporation of CODA's Application Endorsement

            5) Incorporation of Underlying Terms Endorsement, which is worded as follows:

                  "In consideration of the premium charged, it is hereby understood and agreed that this Policy is issued in reliance upon all statements and warranties made and information furnished to the Insurer and to the issuers of the Underlying Insurance. It is further agreed that there shall be no coverage under this Policy for any claim, loss or other matter that is not covered, or is excluded, by any underlying policy, other than by reason of the exhaustion of the limits of such underlying policy."

            6)    XL is not in a position to follow form of CODA Section 8(a)
                  (i), (b) and (c).

            7)    Directors' and Officers' Coverage Endorsement

            8)    Insured VS Insured Endorsement

      C)    Underlying Policies:

            CODA: $25m

      D)    Subject to premium payment within 10 days of binding.

      E)    XL Policy No. XLD&O-00364-04.

STANDARD CONDITIONS

      1) The above binder does not include any amount with respect to Insurance Premium Tax. The terms of this binder include the obligation of the insured to reimburse XL for any Insurance Premium Tax incurred by it with respect to the premiums received from the insured.

      All terms and conditions as per wording of Policy and appropriate endorsements.

Regards,

/s/ MARGARET LEWIS
----------------------------------------
Margaret Lewis
XL Insurance (Bermuda) Ltd.